Exhibit 10.1

FIRST AMENDMENT TO RESTATED LOAN AGREEMENT

This First Amendment to Restated Loan Agreement (this “Amendment”) dated as of December 13, 2010, is made among GMX RESOURCES INC., an Oklahoma corporation (the “Borrower”), the LENDERS (as defined below), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent, arranger and bookrunner, for the Lenders (and individually as a Lender), BNP PARIBAS, as syndication agent (and individually as a Lender), and COMPASS BANK, as documentation agent (and individually as a Lender), who agree as follows:

RECITALS

A. This Amendment pertains to that certain Fourth Amended and Restated Loan Agreement dated effective as of July 8, 2010, among the Borrower, the Agent and the Lenders (the “Loan Agreement”). As used in this Amendment, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

B. The Borrower, the Agent and the Lenders desire to amend the Loan Agreement to permit the issuance of additional shares of Borrower’s 9.25% Series B Cumulative Preferred Stock and to permit the use of cash proceeds from or an exchange of up to sixty million dollars ($60,000,000.00) in liquidation preference of Borrower’s 9.25% Series B Cumulative Preferred Stock to retire a portion of the Borrower’s indebtedness for borrowed money outstanding on December 13, 2010.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and the loans and extensions of credit heretofore, now or hereafter made to the Borrower by the Lenders, subject to the conditions precedent in Paragraph 3.5 below, the parties hereto hereby agree as follows:

ARTICLE 1.

AMENDMENT

1.1 Section 1.2 of the Loan Agreement is hereby amended to amend and restate the definitions of “Maximum Subordinated Amount” and “Qualified Redeemable Preferred Equity,” each to read in its respective entirety as follows:

“Maximum Subordinated Amount” shall mean one hundred fifty million dollars ($150,000,000.00) in liquidation preference of Qualified Redeemable Preferred Equity.

“Qualified Redeemable Preferred Equity” shall mean redeemable preferred stock issued by the Borrower (A) before the Closing Date consisting of the Borrower’s 9.25% Series B Cumulative Preferred Stock which (i) does not exceed in total consideration paid to or for the account of the Borrower in connection therewith the sum of fifty million dollars ($50,000,000.00), (ii) is not redeemable in any part earlier than five (5) years after its issuance date, except only at the voluntary option of the Borrower and except for mandatory redemption following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively), (iii) has a stated interest or dividend rate of less than ten (10%) percent per annum, except for a default dividend rate not exceeding twelve (12%) percent per annum, (iv) sets forth covenants that in the judgment of the Agent and Agent’s counsel are no more restrictive on the Companies and their operations and affairs than the covenants contained in this Agreement, and (v) is unsecured by any Liens; and (B) between December 13, 2010 and March 1, 2011, which consists of shares of the Borrower’s 9.25% Series B Cumulative Preferred Stock with an aggregate liquidation preference not to exceed one hundred million dollars ($100,000,000.00), which shares may be issued either in a registered offering for cash or in exchange for a portion of the Borrower’s indebtedness for borrowed money outstanding on December 13, 2010.

1.2 Subsection (h) of Section 6.1 of the Loan Agreement is hereby amended and restated, to read in its entirety as follows:

(h) Qualified Redeemable Preferred Equity on terms complying with the definition thereof, which does not exceed the Maximum Subordinated Amount, provided that the conditions in Sections 6.10 and 6.11 are satisfied.

1.3 The Borrower has requested the consent of the Agent and the Lenders for the Borrower’s issuance of additional shares of the Borrower’s 9.25% Series B Cumulative Preferred Stock with an aggregate liquidation preference not to exceed one hundred million dollars ($100,000,000.00), and the use by the Borrower of cash proceeds from, or an exchange of, up to sixty million dollars ($60,000,000.00) in liquidation preference of such newly issued 9.25% Series B Cumulative Preferred to retire a portion of the Borrower’s indebtedness for borrowed money outstanding on December 13, 2010. The Agent and the Lenders have agreed in this Amendment to amend the definitions of Maximum Subordinated Amount and Qualified Redeemable Preferred Equity, and Subsection 6.1(h), to permit this issuance, on the terms provided in this Amendment, provided that this issuance concludes no later than March 1, 2011.

The Agent and the Lenders further agree to waive the covenant and restrictions in Section 6.17 (Convertible Debt and 2009 Convertible Debt) to permit the Borrower to use cash proceeds from or an exchange of Qualified Redeemable Preferred Equity issued in accordance with clause (B) of such definition to retire a portion of the Borrower’s indebtedness for borrowed money outstanding on December 13, 2010 in a total amount not to exceed the limit set forth in the first sentence of this Paragraph 1.3. These consents shall not be a precedent for any subsequent waiver of (or consent under) these or any other covenants or other provisions of the Loan Agreement.

1.4 The Borrower shall promptly furnish the Agent with copies of the documents pertaining to the issuance of the additional Qualified Redeemable Preferred Equity permitted by this Amendment.

ARTICLE 2.

ACKNOWLEDGMENT OF COLLATERAL

2.1 The Borrower hereby specifically reaffirms all of the Collateral Documents. The Borrower hereby confirms and agrees that the Collateral Documents secure the Loan Agreement as amended by this Amendment.

ARTICLE 3.

MISCELLANEOUS; CONDITIONS TO EFFECTIVENESS

3.1 The Borrower represents and warrants to the Agent and the Lenders (which representations and warranties will survive the execution of this Amendment) that, after giving effect to the waivers described herein, (i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default, and (iii) there has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole or any other information (financial or otherwise) provided or delivered by the Borrower upon which a Lender has relied or utilized in making its decision to enter into this Amendment.

3.2 Except as expressly modified by this Amendment, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with its terms.

3.3 The Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Agent). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to hold Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

3.4 This Amendment may be executed in multiple separate counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each party’s signature may appear on a separate counterpart but all such counterparts taken together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier or pdf email.

3.5 The provisions of Article 1 of this Amendment shall become effective if and when, and only when, the Agent has received duly executed counterparts of this Amendment by all parties thereto.

3.6 THIS AMENDMENT, TOGETHER WITH THE LOAN DOCUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AMENDMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

3.7 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the Collateral Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Loan Agreement or any of the Collateral Documents.

3.8 Notwithstanding that such consent is not required under the guaranty agreements or the other Collateral Documents, Endeavor and Diamond each consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the Agent and the Banks to amend the Loan Agreement as set forth herein, Endeavor and Diamond each (i) acknowledges and confirms the continuing existence, validity and effectiveness of its Restated Guaranty Agreement and each of the other Collateral Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer and Treasurer

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

BNP PARIBAS

	By:	/s/ Edward Pek
		Name:	Edward Pek
		Title:	Vice President

	By:	/s/ Courtney Kubesch
		Name:	Courtney Kubesch
		Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO RESTATED LOAN AGREEMENT]

COMPASS BANK

By:	/s/ Dorothy Marchand
Name: Dorothy Marchand
Title: Sr. Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name: Bruce E. Hernandez
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Sandra M. Serie
Name: Sandra M. Serie
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kamar
Name: Nupur Kamar
Title: Vice President

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Associate

AGREED TO AND ACKNOWLEDGED by the undersigned for the purposes set forth in Paragraph 3.8.

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President and Secretary

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President and Secretary